UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (Date of Earliest Event Reported):
August 22, 2014

Commission file number: 001-35653
SUSSER PETROLEUM PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
555 East Airtex Drive Houston, Texas 77073 (Address of principal executive offices, including zip codes)
Registrant’s telephone number, including area code: (832) 234-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, Susser Holdings Corporation (“Susser Holdings”) has agreed to be acquired by Energy Transfer Partners, L.P. (together with its subsidiaries, “ETP”), subject to the satisfaction of certain closing conditions including the required approval of the Susser Holdings stockholders. Following the closing of this transaction, ETP will own the general partner interest and the incentive distribution rights in Susser Petroleum Partners LP (the “Partnership”) and a majority of the Partnership’s outstanding common units representing limited partner interests.

In preparation for the post-closing integration process, ETP has held meetings with Susser Holdings employees and has communicated certain anticipated changes in management, subject to the closing of the transaction. In particular, it is anticipated that, shortly after closing, one of the General Partner’s named executive officers, E.V. Bonner, Jr., Executive Vice President, General Counsel and Secretary of the General Partner, will be leaving the Partnership. Closing is expected to occur on August 29, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER PETROLEUM PARTNERS LP

	By:	Susser Petroleum Partners GP LLC, its general partner
Date: August 22, 2014	By:	/s/ Mary E.Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President and Chief Financial Officer